UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report
Pursuant to Section 13 or 13(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 29, 2014

UROPLASTY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-32632	41-1719250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 426-6140
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, Uroplasty, Inc. (“Uroplasty”) and Robert C. Kill, its President and Chief Executive Officer, entered into an amendment to Mr. Kill’s employment agreement with Uroplasty, dated July 22, 2013.  The amendment to Mr. Kill’s employment agreement provides for the following, among other things:

•	an increase in the percentage of Mr. Kill’s base salary comprising his targeted annual cash incentive compensation from 75% to 80%;

•	an increase in the annual stipend to cover Mr. Kill’s personal life and disability insurance policies from $18,000 to $36,000; and

•	that if Mr. Kill’s employment is terminated without cause, Mr. Kill will receive the full amount of his targeted annual cash incentive compensation rather than a pro rata amount based upon the date of termination.

The foregoing description of the amended employment agreement with Mr. Kill is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated as of May 29, 2014 between Uroplasty, Inc. and Robert C. Kill (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

	By:	/s/ Brett Reynolds
Brett Reynolds
Senior Vice President, Chief Financial Officer and Corporate Secretary
Dated: June 3, 2014

UROPLASTY, INC.

FORM 8-K
Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Amendment to Employment Agreement dated as of May 29, 2014 between Uroplasty, Inc. and Robert C. Kill	Filed herewith